UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

HOLOGIC, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 5, 2012, Hologic, Inc. (Hologic or the Company) retired $500 million in aggregate principal of the Company’s outstanding 2.00% Convertible Senior Notes due 2037 issued in 2007 (“Original Notes”) in exchange for the issuance of $500 million in aggregate principal of new 2.00% Convertible Senior Notes due 2042 (“New Notes”) pursuant to separate, privately negotiated exchange agreements with certain holders of the Original Notes.

The New Notes were issued under an indenture dated December 10, 2007 between the Company and Wilmington Trust Company, as Trustee, as supplemented by a Third Supplemental Indenture entered into March 5, 2012 between the Company and the Trustee (the “Third Supplemental Indenture”).

The Company issued the New Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) into which the New Notes are convertible, have been listed on the Nasdaq Global Select Market.

Descriptions of the New Notes and the Third Supplemental Indenture are set forth in the Company’s Current Report on Form 8-K previously filed by the Company on February 29, 2012 (the “Prior Report”) and are incorporated herein by reference. Such descriptions do not purport to be complete and are qualified in their entirety by reference to the Third Supplemental Indenture (which includes the form of the New Note), a copy of which is attached to this report as Exhibit 4.1 and is incorporated herein in its entirety by reference, and the form of exchange agreement, a copy of which was previously filed by the Company as Exhibit 10.1 to the Prior Report, and is incorporated herein in its entirety by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 6, 2012, the Board of Directors (the “Board”) of the Company approved the Company’s Fourth Amended and Restated By-laws (the “By-laws”) to (i) amend the process by which stockholders may nominate directors, (ii) remove certain presumptions regarding the validity of a proxy unless timely challenged, (iii) clarify that stockholder abstentions will not be treated as “votes cast” on a matter proposed, (iv) enumerate the basic powers of the Chairman of the Board, (v) amend certain terms of the written consent solicitation process, including record date, confirmation of votes, and the legal requirements for validity, (vi) delete the article governing powers of officers to contract with the Company, and (vii) make other conforming and mechanical changes.

The description above is a summary of the terms of the amendments to the By-laws. This description does not purport to be complete and it is qualified in its entirety by reference to the By-laws, as amended, a copy of which is attached to this report as Exhibit 3.1 and is incorporated herein in its entirety by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on March 6, 2012. At the meeting, a total of 238,753,022 shares or 90.62% of the Common Stock issued and outstanding as of the record date were represented in person or by proxy. The final results for each of the matters submitted to a vote of stockholders at the meeting are set forth below. A more detailed description of each proposal is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on January 20, 2012 (the “Proxy Statement”).

Proposal No. 1. Election of Directors. The stockholders elected all of the Board’s nominees for director, to serve until the Company’s next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, by the votes set forth in the table below:

Name	For	Withheld	Abstained	Broker Non-Vote
Robert A. Cascella	216,696,417	7,317,254	—	14,739,351
Sally W. Crawford	190,694,562	33,319,109	—	14,739,351
David R. LaVance, Jr	212,663,099	11,350,572	—	14,739,351
Nancy L. Leaming	215,878,121	8,135,550	—	14,739,351
Lawrence M. Levy	198,360,908	25,652,763	—	14,739,351
Glenn P. Muir	197,883,432	26,130,239	—	14,739,351
Christiana Stamoulis	221,626,388	2,387,283	—	14,739,351
Elaine S. Ullian	215,861,713	8,151,958	—	14,739,351
Wayne Wilson	213,115,816	10,897,855	—	14,739,351

Proposal No. 2. Advisory Approval of the Company’s Executive Compensation. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
215,163,789	8,049,866	800,016	14,739,351

Proposal No. 3. Approval of the Hologic, Inc. 2012 Employee Stock Purchase Plan. The stockholders approved the Hologic, Inc. 2012 Employee Stock Purchase Plan, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
218,490,745	2,295,013	3,227,913	14,739,351

Proposal No. 4. Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2012, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
237,045,240	1,645,265	62,517	—

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Hologic, Inc. Fourth Amended and Restated By-laws.

4.1	Third Supplemental Indenture between Hologic, Inc. and Wilmington Trust Company, as Trustee, dated March 5, 2012.

4.2	Form of 2.00% Convertible Senior Notes due 2042 (included in Exhibit 4.1).

10.1	Form of Exchange Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed February 29, 2012. The number set forth herein is the number of the exhibit in said report).

10.2	Hologic, Inc. 2012 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2012	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir
Executive Vice President, Finance and Administration, and Chief Financial Officer